Exhibit 8.1

Subsidiaries

As of December 31, 2013, we owned, directly or indirectly, the following subsidiaries. All of these entities are private limited liability companies and they do business in their corporate names.

Name of entity	Our interest	Jurisdiction of incorporation
CNOOC China Limited	100%	Tianjin, PRC
CNOOC International Limited	100%	British Virgin Islands
China Offshore Oil (Singapore) International Pte Ltd	100%	Singapore
CNOOC Finance (2003) Limited	100%	British Virgin Islands
Malacca Petroleum Limited	100%	Bermuda
OOGC America LLC	100%	Delaware, USA
OOGC Malacca Limited	100%	Bermuda
CNOOC Southeast Asia Limited	100%	Bermuda
CNOOC Africa Holding Ltd.	100%	British Virgin Islands
CNOOC Africa Ltd.	100%	British Virgin Islands
CNOOC Africa (UK) Limited	100%	London, U.K.
CNOOC SES Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Poleng Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Madura Ltd.	100%	Labuan, F.T., Malaysia
CNOOC NWS Private Limited	100%	Singapore
CNOOC Australia E&P Pty Ltd	100%	Australia
CNOOC Wiriagar Holding Limited	100%	Labuan, F.T., Malaysia
CNOOC Muturi Holding Limited	100%	Labuan, F.T., Malaysia
CNOOC Muturi Limited	100%	The Isle of Man
CNOOC Belgium BVBA	100%	Belgium
CNOOC Australia Limited	100%	British Virgin Islands
CNOOC Exploration & Production Nigeria Limited	100%	Nigeria

CNOOC Hong Kong Holding Limited	100%	Hong Kong
CNOOC Myanmar Holding Ltd.	100%	British Virgin Islands
CNOOC Myanmar Ltd.	100%	British Virgin Islands
CNOOC Middle East (Qatar) Limited	100%	British Virgin Islands
CNOOC Congo SA	100%	Republic of Congo
CNOOC Caspian (Kazakhstan) Ltd.	100%	Cayman Islands
CNOOC Singapore Private Limited	100%	Singapore
CNOOC Australia Energy Pty Ltd	100%	Australia
CNOOC Batanghari Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Palung Aru Ltd.	100%	Labuan, F.T., Malaysia
CNOOC FPSO Holding Limited	100%	Liberia
CNOOC Liberia Limited	100%	Liberia
CNOOC Uganda (BVI) Ltd	100%	British Virgin Islands
De coöperatieve vereniging CNOOC Netherlands U.A.	100%	The Netherlands
CNOOC Netherlands B.V.	100%	The Netherlands
CNOOC Uganda Ltd	100%	Uganda
CNOOC Deepwater Development Limited	100%	Zhuhai, PRC
CNOOC Hainan Dock Limited	100%	Hainan, PRC
CNOOC Iraq Limited	100%	British Virgin Islands
CNOOC Finance (2011) Limited	100%	British Virgin Islands
CNOOC Algeria (BVI) Limited	100%	British Virgin Islands
CNOOC Reserves Fund I, Ltd.	100%	Cayman Islands
CNOOC Luxembourg S.à r.l.	100%	Luxembourg
CNOOC Investment Canada Inc	100%	Alberta, Canada

CNOOC Canada Inc.	100%	Alberta, Canada
CNOOC Finance (2012) Limited	100%	British Virgin Islands
CNOOC Finance (2013) Limited	100%	British Virgin Islands
Tainan-Chaoshan Petroleum Operating Company Limited*	50%	British Virgin Islands
Husky - CNOOC Madura Limited *	40%	British Virgin Islands
Chaoyang Petroleum (BVI) Limited*	50%	British Virgin Islands
Chaoyang Petroleum (Trinidad) Block 3A Limited*	50%	Barbados
Chaoyang Petroleum (Trinidad) Block 2C Limited*	50%	Barbados
Bridas Corporation*	50%	British Virgin Islands
PNG Energy Limited	70%	British Virgin Islands
GINI Energy Ltd	70%	Papua New Guinea
CNOOC Iceland ehf.	100%	Iceland
CNOOC Luxembourg Holding S.à r.l.	100%	Luxembourg
CNOOC Petroleum Brasil LTDA	100%	Brazil
CNOOC International Energy Services (Beijing) Limited	100%	Beijing, PRC
Aurora Liquefied Natural Gas Ltd.	60%	Alberta, Canada
Canadian Nexen Petroleum East Al Hajr Ltd.	100%	Alberta, Canada
Canadian Petroleum Yemen Limited	100%	Jersey
CanadianOxy Offshore Production Co.	100%	Delaware, USA
CNOOC UK Limited	100%	England and Wales
ICH Capital Funding Zurich Limited	100%	Switzerland
ICH Capital Management Hungary Limited Liability Company	100%	Hungary

ICM Assurance Ltd.	100%	Barbados
ICM Capital Limited	100%	Barbados
ICM Holdings Limited	100%	Jersey
International Capital Holdings Limited	100%	Malta
Long Lake Finance Management Ltd.	100%	Alberta, Canada
Nexen Brasil Exploração Petróleo Ltda.	100%	Brazil
Nexen E & P Services Nigeria Limited	100%	Nigeria
Nexen Energy Acquisitions Holdings Limited	100%	Jersey
Nexen Energy Holdings International Limited	100%	Jersey
Nexen Energy Holdings U.S.A. Inc.	100%	Delaware, USA
Nexen Energy Marketing Europe Limited	100%	England and Wales
Nexen Energy Marketing Nigeria Limited	100%	Nigeria
Nexen Energy Marketing U.S.A. Inc.	100%	Delaware, USA
Nexen Energy Services International Ltd.	100%	England and Wales
Nexen Energy Services U.S.A. Inc.	100%	Delaware, USA
Nexen Energy ULC	100%	British Columbia, Canada
Nexen Ettrick U.K. Limited	100%	England and Wales
Nexen Exploration Norge AS	100%	Norway
Nexen Field Services Nigeria Limited	100%	Nigeria
Nexen Holdings U.S.A. Inc.	100%	Delaware, USA

Nexen Holdings West Africa Limited	100%	Jersey
Nexen Marketing International Ltd.	100%	Barbados
Nexen Marketing Singapore Pte Ltd.	100%	Singapore
Nexen New Venture Jersey Limited	100%	Jersey
Nexen Oil & Gas Holdings U.S.A. Inc.	100%	Delaware, USA
Nexen Oilfield Services Nigeria Limited	100%	Jersey
Nexen Petroleum Capital Management U.S.A. Inc.	100%	Delaware, USA
Nexen Petroleum Colombia Limited	100%	Jersey
Nexen Petroleum Deepwater Nigeria Limited	100%	Nigeria
Nexen Petroleum Dragon U.K. Limited	100%	England and Wales
Nexen Petroleum Exploration and Production Nigeria Limited	100%	Nigeria
Nexen Petroleum Holdings U.S.A. Inc.	100%	Delaware, USA
Nexen Petroleum International (U.S.A.) Inc.	100%	Delaware, USA
Nexen Petroleum Nigeria Limited	100%	Nigeria
Nexen Petroleum Offshore U.S.A. Inc.	100%	Delaware, USA
Nexen Petroleum Operations Yemen Limited	100%	Jersey
Nexen Petroleum Poland Sp. zo.o.	100%	Poland
Nexen Petroleum Sales U.S.A. Inc.	100%	Texas, USA
Nexen Petroleum U.K. Holdings Limited	100%	England and Wales

Nexen Petroleum U.K. Limited	100%	England and Wales
Nexen Petroleum U.S.A. Inc.	100%	Delaware, USA
Nexen Resource Holdings U.K. Limited	100%	England and Wales
Nexen Services Jersey Limited	100%	Jersey
Wascana Energy 2001 Ltd.	100%	Saskatchewan, Canada
Canadian Nexen Petroleum Yemen	100%	Alberta, Canada
Nexen Crossfield Partnership	100%	Alberta, Canada
Nexen Energy U.K. LLP	100%	England and Wales
Nexen Marketing	100%	Alberta, Canada
Nexen Med Hat-Hatton Partnership	100%	Alberta, Canada
Nexen Nigerian Holdings Coöperatief U.A	100%	Netherlands
Nexen Oil Sands Partnership	100%	Alberta, Canada

  *We and our partners jointly control these entities.